As filed with the Securities and Exchange Commission on June 13, 2012

Registration No. 333-179115

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ACTIVE NETWORK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0884962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10182 Telesis Court, Suite 100

San Diego, California 92121

(858) 964-3800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Alberga

Chief Executive Officer and

Chairman of the Board

Matthew Landa

President and Director

10182 Telesis Court, Suite 100

San Diego, CA 92121

(858) 964-3800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kourosh Vossoughi, Esq.

Chief Legal Officer

David Eisler, Esq.

VP, Senior Securities and Corporate Counsel

10182 Telesis Court, Suite 100

San Diego, CA 92121

Tel: (858) 964-3800

Fax: (858) 658-0034

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

On January 20, 2012, The Active Network, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-179115) (the “Registration Statement”). The Registration Statement was declared effective by the SEC on April 11, 2012 to register for resale by the selling stockholders identified in the prospectus up to an aggregate of 1,500,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the Company to convert the Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Registration Statement. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is also being filed to deregister 150,000 shares of Common Stock. Since the Company’s closing stock price traded at or above $15.00 per share on the New York Stock Exchange for three consecutive days during the sixty (60) day period following effectiveness of the Registration Statement, 150,000 shares of common stock are not required to be issued to the former StarCite stockholders.

All filing fees payable in connection with the registration of the shares of the common stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2012

PROSPECTUS

1,350,000 Shares of

Common Stock

This prospectus covers the sale of an aggregate of 1,350,000 shares of our common stock by the selling stockholders named in the “Selling Stockholders” section of this prospectus. These shares were privately issued to the selling stockholders in connection with a merger transaction and a private placement as described herein.

The selling stockholders may offer shares of our common stock from time to time using a number of different methods and at varying prices. For more information on possible methods of offer and sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount, at what price, or at what time or times the selling stockholders may sell the shares of our common stock covered by this prospectus. The selling stockholders may sell all, a part or none of the securities offered by this prospectus.

We will not receive any of the proceeds from the sale by the selling stockholders of shares of our common stock. See “Use of Proceeds.” The selling stockholders and any brokers executing sell orders on behalf of the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions received by a broker executing sell orders may be deemed to be underwriting commissions under the Securities Act.

Our common stock is listed on the New York Stock Exchange under the symbol “ACTV.” On June 12, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $14.95 per share.

Investing in our Common Stock involves substantial risks. See “Risk Factors” beginning on page 3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2012.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers to sell these shares of common stock will be made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus may be amended from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

This prospectus is based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information and we refer you to those documents and information for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering, including the merits and risks involved.

“The Active Network,” “Active,” “Active.com,” “ActiveWorks,” “ActiveNet,” “RegOnline,” “ReserveAmerica,” “RTP,” “StarCite” and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations.

i

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” described on page 3, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “ACTV”, “we”, “our”, “us” or the “Company” refer to The Active Network, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Overview

We are leaders in activity and participant management™ providing cloud computing applications serving a wide range of customer groups including business solutions, community activities, outdoors and sports. We provide applications that form an online network connecting a fragmented and diverse group of activity and event organizers with a large base of potential participants. Our proprietary technology platform transforms the way organizers manage their activities and events by automating online registrations and streamlining other critical management functions, while also driving consumer participation to their events.

We power a broad range of activities, such as reserving a campsite or tee time, signing up for a marathon or sports league, purchasing a fishing or hunting license, or participating in a community event or corporate conference. From the introduction of our platform in 1999, we have experienced significant growth and in 2011, we had over 51,000 customer organizations that drove over 80 million annual consumer registrations. Based on the results of a 2010 online survey we commissioned through Survey.com, we believe the organizations we target produce or organize activities and events for the majority of U.S. households.

Our business benefits from a powerful network effect. As more organizations use our platform, we increase the breadth and depth of activities and events offered through our platform. This more comprehensive offering of activities attracts more participants. As we attract more participants, we are able to drive increased demand for our customers’ activities, thus increasing registrations and revenue for both organizers and us. This revenue growth enables us to develop enhanced functionality and services through ActiveWorks and our websites, further increasing participant engagement and attracting new organizers. In this way, we build increasing value for both organizations and participants.

We serve a wide range of customers including community and sports organizations, large corporations, small and medium-sized businesses, educational institutions, federal and state government agencies, non-profit organizations and other similar entities. We primarily generate revenue from technology fees paid by participants who register for our customers’ activities through our cloud computing applications. During the year ended December 31, 2011, we generated revenue of $337.4 million, as compared to $279.6 million in the year ended December 31, 2010, an increase of 21%. During the three months ended March 31, 2012, we generated revenue of $94.4 million, as compared to $72.7 million in the three months ended March 31, 2011, an increase of 30%.

Our technology revenue was 86% of our total revenue for the year ended December 31, 2011. Net registration revenue was 79% of our technology revenue for the year ended December 31, 2011. Licensed software, maintenance, hosting and implementation revenue was 21% of our technology revenue for the year ended December 31, 2011. Our marketing services revenue was 14% of our total revenue for the year ended December 31, 2011.

Our technology revenue was 89% of our total revenue for the three months ended March 31, 2012. Net registration revenue was 76% of our technology revenue for the three months ended March 31, 2012. During the three months ended March 31, 2012, we processed approximately 18.2 million consumer registrations. Licensed software, maintenance, hosting and implementation revenue was 24% of our technology revenue for the three months ended March 31, 2012. Our marketing services revenue was 11% of our total revenue for the three months ended March 31, 2012.

We were originally incorporated in California in October 1998 as Racegate.com, Inc. and became a Delaware corporation through a stock exchange agreement in July 1999. In May 2001, we changed our name to The Active Network, Inc. Our principal executive offices are located at 10182 Telesis Court, Suite 100, San Diego, California.

Our corporate website address is www.activenetwork.com, and our primary participant website is www.active.com. Information contained on our websites is not a part of this prospectus and the inclusion of our website addresses in this prospectus is an inactive textual reference only. Unless the context requires otherwise, the words “Active,” “The Active Network,” “we,” “company,” “us” and “our” refer to The Active Network and our wholly-owned subsidiaries.

The Offering

This prospectus relates to the resale of 1,350,000 shares of our common stock, $0.001 par value per share, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. We have registered the offer and sale of the shares to satisfy registration rights we granted in connection with our acquisition of StarCite, Inc. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the Securities and Exchange Commission, or SEC, on May 9, 2012, which is incorporated by reference in this prospectus, before making an investment decision. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause such differences include, but are not limited to, the risks described under “Risk Factors,” including:

•	our history of significant operating losses;

•	our limited operating history, and new and unproven business model;

•	our ability to accurately forecast revenue and appropriately plan our expenses;

•	our ability to maintain an adequate rate of growth;

•	our ability to effectively manage our growth;

•	our ability to successfully manage our acquisitions and investments in businesses, applications and technologies;

•	our ability to compete successfully against current or future competitors;

•	our ability to successfully transition certain of our existing customers to ActiveWorks;

•	our ability to process, store and use personal data in a safe and secure manner;

•	our ability to comply with data privacy and use laws;

•	our ability to maintain our relationships with credit card payment processors and associations;

•	our ability to limit interruptions in service and damage to our technology systems;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to successfully enter new markets and manage our international expansion;

•	our ability to continue to enhance and improve the functionality and features of our ActiveWorks technology platform;

•	our ability to react to the impact of worldwide economic conditions, including the resulting effect on organizers and participants;

•	our ability to protect our intellectual property, including our proprietary ActiveWorks technology platform;

•	our ability to comply with changes in government regulation affecting our business; and

•	other risk factors included under “Risk Factors” in this prospectus.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission, or SEC, after the date of this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

All of the shares of common stock offered pursuant to this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See “Selling Stockholders” for information related to the parties receiving proceeds from the sale of the shares of common stock.

The selling stockholders will pay any commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our earnings, if any, and cash to fund working capital and for general corporate purposes and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations and capital requirements.

SELLING STOCKHOLDERS

On December 30, 2011, we completed a merger transaction in which we acquired StarCite, Inc., a leading provider of organization-based cloud computing solutions to strategically manage corporate meetings and events. In connection with the merger, we acquired all outstanding shares of StarCite preferred stock, StarCite common stock and warrants to purchase shares of StarCite preferred stock and common stock in exchange for $40.0 million in cash, including an aggregate of approximately $6.6 million used for outstanding debt and transaction expenses of StarCite, and 1,350,000 shares of our common stock, which includes 300,000 shares of common stock placed into an escrow fund to satisfy any indemnification claims made by us pursuant to the terms of our merger agreement with StarCite.

Pursuant to the terms of the merger agreement, we agreed to (i) prepare and file with the SEC a registration statement, of which this prospectus is a part, with respect to the up to 1,500,000 shares of common stock issuable to the StarCite selling stockholders that would permit some or all of the common stock to be resold in registered transactions and (ii) use our commercially reasonable efforts to maintain the effectiveness of the registration statement until one year from the date on which the registration statement is declared effective by the SEC. Since the Company’s closing stock price traded at or above $15.00 per share on the New York Stock Exchange for three consecutive days during the sixty (60) day period following effectiveness of the registration statement, 150,000 shares of common stock will not be required to be issued to the former StarCite stockholders.

We do not know how long the selling stockholders will hold the shares offered under this prospectus before selling them, and we cannot advise you as to whether the selling stockholders will in fact sell any or all of the shares of common stock being offered hereunder. When we refer to “selling stockholder” in this prospectus, we mean the StarCite selling stockholders, as well as their transferees, pledgees or donees or their successors. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock by them. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling stockholders may change over time.

The table below sets forth:

•	the name of each of the selling stockholders;

•	the number of shares of our common stock owned by each such selling stockholder prior to this offering assuming all 300,000 shares are released from escrow;

•	the percentage (if one percent or more) of common stock owned by each such selling stockholder prior to this offering;

•	the number of shares of our common stock which may be sold or otherwise disposed of pursuant to this prospectus assuming all 300,000 shares are released from escrow;

•	the number of shares of our common stock to be owned upon completion of this offering assuming all such shares are sold; and

•	the percentage (if one percent or more) of common stock owned by each such selling stockholder after this offering assuming all such shares are sold.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may sell or otherwise dispose of under this prospectus. Except as otherwise disclosed in this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. The selling stockholders may enter into short sales in the ordinary course of their business of investing and trading securities. Other than the costs of preparing and providing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Ownership reflected in the table below for each selling stockholder is based upon information provided to us by the selling stockholder and reflects holdings as of December 31, 2011.

Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Number of Shares of Common Stock Owned Prior to Offering (1)				Number of Shares of Common Stock Owned After Offering (1)
Name of Selling Stockholder	Number	Percent	Number of Shares Being Offered (2)	Number	Percent
ICG Holdings, Inc. (3)	615,846	1.1%	615,846	—	—
TPG Ventures, L.P. (4)	277,215	*	277,215	—	—
Norwest Venture Partners IX, L.P. (5)	260,305	*	260,305	—	—
Norwest Venture Partners VIII, L.P. (6)	45,028	*	45,028	—	—
Entrepreneurs Capital Fund IX, LP (7)	6,733	*	6,733	—	—
Entrepreneurs Capital Fund VIII, L.P. (7)	2,098	*	2,098	—	—
iD6 Fund L.P. (8)	26,811	*	26,811	—	—
MHM & Co., Ltd. (9)	29,706	*	29,706	—	—
Zero.net, LLC (10)	3,153	*	3,154	—	—
PS Holdings Inc. (11)	1,693	*	1,693	—	—
Richard J. Fagan	3,419	*	3,419	—	—
Horizon Credit I LLC (12)	52	*	52	—	—
Draper Fisher Jurvetson Fund V, L.P. (13)	11,386	*	11,386	—	—
Draper Fisher Jurvetson Partners V, LLC (14)	923	*	923	—	—
TL Ventures IV L.P. (15)	42,677	*	42,677	—	—
John Pino	8,761	*	8,761	—	—
Strattech Partners I, LP (16)	8,761	*	8,761	—	—
Britton H. Murdoch	1,752	*	1,752	—	—
Maritz Travel Company (17)	1,459	*	1,459	—	—
TL Ventures IV Interfund L.P. (15)	1,127	*	1,127	—	—
Thomas Weiling	1,093	*	1,094	—	—

*	Represents less than one percent (1%).
(1)	The number of shares of common stock beneficially owned by each selling stockholder prior to this offering is based upon information provided to us by the selling stockholder. The percentage of common stock owned before and after the offering is based on 56,443,349 shares of our common stock outstanding as of December 31, 2011. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.
(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although, to our knowledge, none of the selling stockholders is under any obligation to sell any shares of common stock at this time.
(3)	Walter W. Buckley, III, Suzanne L. Niemeyer and Philip A. Rodney are the directors of ICG Holdings, Inc. and therefore may be deemed to exercise voting and dispositive power over the securities held by ICG Holdings, Inc.
(4)	David Bonderman and James G. Coulter are directors, officers and stockholders of TPG Group Holdings (SBS) Advisors, Inc., which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG Ventures GenPar Advisors, LLC, which is the general partner of TPG Ventures GenPar, L.P., which is the general partner of TPG Ventures, L.P. (“TPG Ventures”), the direct holder of the reported shares. Therefore, Mr. Bonderman and Mr. Coulter may be deemed to be the beneficial owners of the reported shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the reported shares held by TPG Ventures except to the extent of their pecuniary interest therein.
(5)	Genesis VC Partners IX, LLC (“Genesis”) is the general partner of Norwest Venture Partners IX, LP (“NVP IX”). NVP Associates, LLC, a subsidiary of Wells Fargo & Company is the managing member of Genesis and therefore may be deemed to exercise voting and dispositive power over the shares directly held by NVP IX.

(6)	Itasca VC Partners VIII, LLP (“Itasca”) is the general partner of Norwest Venture Partners VIII, LP (“NVP VIII”). NVP Associates, LLC, a subsidiary of Wells Fargo & Company is the managing partner of Itasca and therefore may be deemed to exercise voting and dispositive power over the shares directly held by NVP VIII.
(7)	Vilicus Ventures, LLC (“Vilicus”) is the General Partner of Entrepreneurs Capital Fund VIII, L.P. and Entrepreneurs Capital Fund IX LP (together, the “Entrepreneurs Funds”). Jon Otterstatter is the Managing Partner of Vilicus and therefore may be deemed to exercise voting and dispositive power over the shares held by the Entrepreneurs Funds.
(8)	iD America 1, LLC is the general partner of iD6 Fund, L.P. Ronald Chwang and Teh-Tsung Lai are members of iDAmerica 1, LLC and therefore may be deemed to exercise voting and dispositive power over the shares held by iD6 Fund, L.P.
(9)	Maynard H. Murch Co., Inc. (“MHM Co.”) is the managing general partner of M.H.M. & Co., Ltd., (“MHM Ltd”). Creighton B. Murch, Robert B. Murch and Maynard H. Murch, V are the shareholders of MHM Co. and therefore may be deemed to exercise voting and dispositive power over the shares held by MHM Ltd.
(10)	Ann L. Evans is the sole member of Zero.net, LLC, and therefore may be deemed to exercise voting and dispositive power over the shares held by Zero.net, LLC.
(11)	Bruce Harris is the sole stockholder of PS Holdings Inc. and therefore may be deemed to exercise voting and dispositive power over the shares held by PS Holdings Inc.
(12)	Horizon Technology Finance Corporation, a publicly traded corporation, is the sole member of Compass Horizon Funding Company LLC, the sole member of Horizon Credit I LLC. Robert D. Pomeroy, Jr., Gerald A. Michaud, David P. Swanson, James J. Bottiglieri, Edmund V. Mahoney, Brett N. Silvers and Christopher B. Woodward are the members of the board of directors of Horizon Technology Finance Corporation and may be deemed to exercise voting and dispositive power over the securities held by Horizon Credit I LLC.
(13)	Draper Fisher Jurvetson Management Co. V, LLC (“DFJM Co.”) is the general partner of Draper Fisher Jurvetson Fund V, L.P. (“DFJF”). Timothy C. Draper, John H.N. Fisher and Stephen T. Jurvetson are the managing directors of DFJM Co. and therefore may be deemed to exercise voting and dispositive power over the shares held by DFJF.
(14)	Timothy C. Draper, John H.N. Fisher and Stephen T. Jurvetson are the managing members of Draper Fisher Jurvetson Partners V, LLC (“DFJP”) and therefore may be deemed to exercise voting and investment control over the shares owned by DFJP.
(15)	TL Ventures IV LLC is the general partner of TL Ventures IV Management L.P., the general partner of TL Ventures IV L.P. (“TL Ventures”) and the general partner of TL Ventures IV Interfund L.P. (“TL Interfund”) Robert E. Keith, Jr., Gary J. Anderson, Mark J. DeNino and Christopher Moller are the members of TL Ventures IV LLC (the “Members”) and therefore may be deemed to exercise voting and dispositive power over the shares held by both TL Ventures and TL Interfund.
(16)	Strattech Partners, LLC (“Strattech”) is the general partner of Strattech Partners I, LP (“Strattech Partners”). Britton H. Murdoch, Steve R. Holstad, Jr. and John Torrillo, III are the managing members of Strattech and therefore may be deemed to exercise voting and dispositive power over the shares held by Strattech Partners.
(17)	W. Stephen Maritz, Richard T. Ramos and John F. Risbery are the directors of Maritz Travel Company and therefore may be deemed to exercise voting and dispositive power over the shares held by Maritz Travel Company.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (Securities Act), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares by the selling stockholders in the market and to the activities of the selling stockholders and their affiliates. To the extent applicable we will make copies of this prospectus, as it may be supplemented or amended from time to time, available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to take any reasonably necessary action to maintain the effectiveness of this registration statement of which this prospectus constitutes a part until one year from the date on which this registration statement is declared effective by the SEC.

OTHER FINANCIAL INFORMATION

During the first quarter of 2012, we adopted an accounting standard which eliminated the option to present the components of other comprehensive income as part of the consolidated statements of stockholders’ equity (deficit), which was the presentation used in the Company’s 2011 Annual report on Form 10-K. The adopted accounting standard requires the presentation of the components of net income, other comprehensive income and total comprehensive income in either one continuous statement or two separate consecutive statements. The components of other comprehensive loss and total comprehensive loss for each of the five years ended December 31, 2011 are presented below (in thousands).

	Year ended December 31,
	2011	2010	2009	2008	2007
Net loss	$(15,327)	$(27,272)	$(37,859)	$(48,976)	$(24,768)
Other comprehensive loss, net of tax	—	—	—	—	—
Foreign currency translation adjustments	(943)	2,271	6,735	(951)	957

Comprehensive loss	$(16,270)	$(25,001)	$(31,124)	$(49,927)	$(23,811)

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by our counsel, DLA Piper LLP (US), San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, NE, Washington, DC 20549. You may also obtain copies of the document at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, we will file reports, proxy statements and other information with the SEC. We also furnish our stockholders with annual reports containing our consolidated financial statements audited by an independent public accounting firm and quarterly reports containing our unaudited consolidated financial information. We maintain a website at www.activenetwork.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 16, 2012 (File No. 001-35187-12697807);

•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A filed with the SEC on April 13, 2012 (File 001-35187-12757424);

•	our definitive proxy statement relating to our 2012 Annual Meeting of Stockholders, filed with the SEC on April 13, 2012 (File 001-35187-12757424);

•	our quarterly report on Form 10-Q for the quarter ended March 30, 2012 filed with the SEC on May 9, 2012 (File No. 001-35187-12826105);

•	our current report on Form 8-K filed with the SEC on May 4, 2012 (File No. 001-35187- 12815405);

•	our current report on Form 8-K filed with the SEC on May 30, 2012 (File No. 001-35187-12878521);

•

the description of our capital stock in our registration statement on Form S-1, filed on January 20, 2012, (File No, 333-179115-12537112), including any amendment or reports filed for the purpose of updating this description; and

•	all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus and before termination of this offering.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Corporate Secretary, The Active Network, Inc., 10182 Telesis Court, Suite 100, San Diego, California 92121, or by e-mail to IR@activenetwork.com.

1,350,000 Shares

of Common Stock

PROSPECTUS

June     , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Expenses estimated to be incurred by The Active Network, Inc. for the issuance and distribution of this prospectus are as follows:

SEC registration fee	$2,569
Printing and reproduction costs	25,000
Legal and accounting fees and expenses	75,000
Miscellaneous	2,431
Total	$105,000

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses, which such officer or director has actually and reasonably incurred. Our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of The Active Network or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no material pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any material threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under applicable securities laws.

Item 15.	Recent Sales of Unregistered Securities.

Unregistered Sales of Equity Securities

The following list sets forth information regarding all securities sold by us since January 1, 2009.

(1) From January 1, 2009 through December 31, 2011, we granted options to purchase 7,918,779 shares of our common stock to employees, directors and consultants under our equity incentive plans at a weighted-average exercise price of $ 4.33 per share. No consideration was paid to us by any recipient of any of the foregoing options for the grant of such options. On various dates from January 1, 2009 through December, 2011, options were exercised for an aggregate of 2,322,060 shares of our common stock. We have received aggregate consideration of approximately $5.3 million in connection with the exercise of these options.

(2) On January 1, 2009, we entered into a Stock Acquisition Agreement with Elicia Acquisition Corp., pursuant to which we acquired all of the outstanding capital stock of ReserveAmerica Holdings, Ltd. in exchange for the issuance of an aggregate of 3,461,018 shares of our Series F Preferred Stock to Elicia Acquisition Corp, 515,855 shares of which are being held in escrow until July 31, 2011.

(3) On September 21, 2009, we entered into a Stock Purchase Agreement with the holders of the outstanding capital stock of W4 Messaging, Inc., pursuant to which we acquired all of the outstanding capital stock of W4 Messaging, Inc. in exchange for, among other things, the issuance of an aggregate of 45,000 shares of our common stock.

(4) On September 29, 2009, we entered into a Note Purchase Agreement with certain lenders, pursuant to which we issued an aggregate of $4,000,000 of convertible promissory notes. Each convertible note accrues interest at a rate of ten percent (10%) subject to increase in the event the maturity date is extended beyond September 29, 2011. The notes are convertible into shares of our common stock at any time by the holder at a conversion price of $16.00 per share. As of December 31, 2010, we had an aggregate of approximately $4.5 million of principal and interest outstanding under the convertible notes.

(5) On December 1, 2009, we entered into an Asset Purchase Agreement with Channel:1 Corporation and the majority stockholders of Channel:1 Corporation, pursuant to which we acquired certain assets of Channel:1 Corporation in exchange for, among other things, 112,500 shares of our common stock.

(6) On January 4, 2010, we entered into an Asset Purchase Agreement with Clubspaces, Inc. and the stockholders of Clubspaces, Inc., pursuant to which we acquired certain assets of Clubspaces, Inc. in exchange for, among other things, 73,500 shares of our common stock, 10,200 shares of which are being held in escrow until June 4, 2011.

(7) On April, 28, 2010, in connection with amending our Loan and Credit Agreement with Escalate Capital I, L.P., we issued a warrant to Escalate Capital I, L.P. to purchase 20,000 shares of common stock.

(8) On October 1, 2010, we entered into an Asset Purchase Agreement with Project: Worldwide, Inc. d/b/a George P. Johnson Company, pursuant to which we acquired certain assets in exchange for, among other things, the issuance of 150,000 shares of our common stock.

(9) On December 20, 2010, in connection with amending our Loan and Credit Agreement with Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP, we issued a warrant to Escalate Capital I, L.P. to purchase 31,500 shares of our common stock, and a warrant to Gold Hill Venture Lending 03, LP to purchase 23,500 shares of our common stock.

(10) On February 1, 2011, we acquired substantially all of the assets of Fellowship Technologies, L.P. in exchange for the issuance of 1,125,000 shares of our common stock, 160,000 of which are being held in escrow until August 1, 2012, and 40,000 of which are being held in escrow until the resolution of certain tax matters.

(11) On December 30, 2011, pursuant to the Agreement and Plan of Merger by and among us, Active Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), StarCite, Inc., a Delaware corporation (“StarCite”), and Internet Capital Group Operations, Inc., a Delaware corporation, in its capacity as the securityholders’ agent, Merger Sub merged with and into StarCite, with StarCite continuing as the surviving entity and our wholly-owned subsidiary (the “Merger”). In connection with the Merger, the holders of all outstanding shares of StarCite preferred stock, StarCite common stock and warrants to purchase shares of StarCite preferred stock and common stock (collectively, the “StarCite Security Holders”) received an aggregate of $40.0 million in cash, including an aggregate of approximately $6.6 million used for outstanding debt and transaction expenses of StarCite, and 1,350,000 shares of our common stock, which includes 300,000 shares of common stock placed into an escrow fund to satisfy any indemnification claims made by us pursuant to the terms of our merger agreement with StarCite. In addition, if shares of our common stock had failed to trade at or above $15.00 per share on the New York Stock Exchange for at least three consecutive days at any time during the sixty day period following effectiveness of the registration statement filed with respect to the registration of these shares, we would have had to issue an additional 150,000 shares of our common stock to the StarCite Security Holders. Since the Company’s closing stock price traded at or above $15.00 per share on the New York Stock Exchange for three consecutive days during the sixty (60) day period following effectiveness of the registration statement, the 150,000 shares of common stock will not be issued to the StarCite Security Holders.

The offers, sales and issuances of the options and common stock described in paragraph 1 were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under such rule. The recipients of such options and common stock were our employees, directors or bona fide consultants and received the securities under our 2002 Stock Option/Stock Issuance Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

The offers, sales and issuances of the securities described in paragraphs 2 through 11 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder in that the issuance of securities to the recipients did not involve a public offering. Each recipient of the securities in these transactions represented his or her intention to acquire the securities for investment only and not with a view to, or for resale in connection with, any distribution thereof, and appropriate legends were affixed to the share certificates issued in each such transaction. In each case, the recipient was an “accredited investor” as defined under Regulation D.

There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.	Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 13th day of June, 2012.

THE ACTIVE NETWORK, INC.

By:	/s/ David Alberga
David Alberga
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ David Alberga David Alberga	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 13, 2012

	/s/ Matthew Landa Matthew Landa	President and Director	June 13, 2012

	/s/ Scott Mendel Scott Mendel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2012

	* Thomas N. Clancy	Director	June 13, 2012

	* Bruns H. Grayson	Director	June 13, 2012

	* Stephen L. Green	Director	June 13, 2012

	* Joseph Levin	Director	June 13, 2012

	* Scott Schultz	Director	June 13, 2012

*By:	/s/ David Alberga
David Alberga Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1†	Stock Acquisition Agreement, dated January, 21, 2009, by and among the Registrant, Elicia Acquisition Corp., IAC/Interactive Corp. and ReserveAmerica, Ltd. (incorporated by reference from Exhibit 2.1 to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

2.2†	Agreement and Plan of Merger, dated December 30, 2012, by and among The Active Network, Inc., Active Acquisition Corporation, StarCite, Inc. and Internet Capital Group Operations, Inc., as securityholders’ agent (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2012, File No. 001-35187).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.4 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Form S-1, filed with the SEC on May 10, 2011, File No. 333-172254).

4.2	Tenth Amended and Restated Investors’ Rights Agreement, dated as of August 22, 2008, by and among the Registrant and Stockholders named therein (incorporated by reference from Exhibit 4.2 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

4.3	Amendment No. 1 to the Tenth Amended and Restated Investors’ Rights Agreement, dated as of April 25, 2011, by and among the Registrant and the stockholders as listed on Schedule A (incorporated by reference from Exhibit 4.3 to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

4.4	Form of Warrant Assumption Agreement issued by the Registrant to each of the investors set forth on Schedule A (incorporated by reference from Exhibit 4.4 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

4.5	Form of Warrant issued by the Registrant to each of the investors set forth on Schedule A (incorporated by reference from Exhibit 4.5 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

4.6	Note Purchase Agreement, dated September 29, 2009, by and among the Registrant and the investors set forth on Schedule A (incorporated by reference from Exhibit 4.6 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

4.7	Form of Convertible Promissory Note issued by the Registrant to each of the investors set forth on the Schedule of Lenders thereto (incorporated by reference from Exhibit 4.7 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

5.1	Opinion of DLA Piper LLP (US) (incorporated by reference from Exhibit 5.1 to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

10.1A	Seaview Corporate Center Office Lease, dated November 11, 2006, by and between Seaview PFG, LLC and the Registrant (incorporated by reference from Exhibit 10.2 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.1B	First Amendment to Lease (Seaview Corporate Center), dated October 31, 2010, by and between AG/POP Seaview Corporate, L.P. and the Registrant (incorporated by reference from Exhibit 10.3 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.2A	Indenture of Lease, dated September 13, 1999, by and between HOOPP Realty Inc. and The Active Network, Ltd. (incorporated by reference from Exhibit 10.4 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

Exhibit Number	Exhibit Description

10.2B	Lease Expansion and Extension and Amending Agreement, dated June 25, 2004, by and between Newvest Realty Corporation and The Active Network, Ltd. (incorporated by reference from Exhibit 10.5 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.2C	Lease Expansion and Amending Agreement, dated November 10, 2005, by and between Newvest Realty Corporation and The Active Network, Ltd. (incorporated by reference from Exhibit 10.6 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.2D	Lease Expansion and Amending Agreement, dated September 29, 2006, by and between Newvest Realty Corporation and The Active Network, Ltd. (incorporated by reference from Exhibit 10.7 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.2E	Lease Expansion, Extension and Amending Agreement, dated July 25, 2008, by and between Newvest Realty Corporation and The Active Network, Ltd. (incorporated by reference from Exhibit 10.8 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.3A	Office Lease, dated February 6, 2007, by and between the Registrant and Allegany Research Properties, LLC (incorporated by reference from Exhibit 10.9 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.3B	First Lease Modification, dated August 17, 2007, by and between the Registrant and Allegany Research Properties, LLC (incorporated by reference from Exhibit 10.3B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.3C	Second Lease Modification, dated November 21, 1007, by and between Allegany Research Properties, LLC and the Registrant (incorporated by reference from Exhibit 10.3C to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.3D	Third Lease Modification, dated February 1, 2008, by and between Allegany Research Properties, LLC and the Registrant (incorporated by reference from Exhibit 10.3D to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.4A	Office Lease Agreement, dated September 24, 1999, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc. (incorporated by reference from Exhibit 10.11 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.4B	First Amendment to Office Lease Agreement, dated April 28, 2005, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc. (incorporated by reference from Exhibit 10.12 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.4C	Second Amendment to Office Lease Agreement, dated June 29, 2005, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc. (incorporated by reference from Exhibit 10.13 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.4D	Third Amendment to Office Lease Agreement, dated January 10, 2007, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc. (incorporated by reference from Exhibit 10.14 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.4E	Fourth Amendment to Office Lease Agreement, dated March 25, 2008, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc. (incorporated by reference from Exhibit 10.15 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

Exhibit Number	Exhibit Description

10.4F	Fifth Amendment to Office Lease Agreement, dated February 11, 2011, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc. (incorporated by reference from Exhibit 10.4F to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 12, 2011, File No. 001-35187).

10.5A	Lease Agreement, dated September 19, 2008, by and between Wells REIT—Las Colinas Corporate Center II, L.P. and Fellowship Technologies, L.P. (incorporated by reference from Exhibit 10.5A to the Registrant’s Form S-1, filed with the SEC on May 5, 2011, File No. 333-172254).

10.5B	Consent to Assignment, dated February 3, 2011 between Wells REIT—Las Colinas Corporate Center II, L.P., Fellowship Technologies, L.P. and Registrant (incorporated by reference from Exhibit 10.5B to the Registrant’s Form S-1, filed with the SEC on May 5, 2011, File No. 333-172254).

10.6A	Loan and Security Agreement, dated October 30, 2008, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6B	Consent and First Amendment to Loan and Security Agreement, dated September 29, 2009, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6C	Second Amendment to Loan and Security Agreement, dated October 29, 2009, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5C to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6D	Third Amendment to Loan and Security Agreement, dated November 30, 2009, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5D to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6E	Fourth Amendment to Loan and Security Agreement, dated January 26, 2010, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5E to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6F	Fifth Amendment and Waiver to Loan and Security Agreement, March 31, 2010, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5F to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6G	Sixth Amendment to Loan and Security Agreement, dated April 21, 2010, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5G to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6H	Seventh Amendment to Loan and Security Agreement, dated May 27, 2010 by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5H to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6I	Eighth Amendment to Loan and Security Agreement, dated July 15, 2010, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.5I to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.6J	Ninth Amendment to Loan and Security Agreement, dated May 17, 2011, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.6J to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 12, 2011, File No. 001-35187).

10.6K	Tenth Amendment to Loan and Security Agreement, dated July 26, 2011, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.6K to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 12, 2011, File No. 001-35187).

Exhibit Number	Exhibit Description

10.6L	Eleventh Amendment to Loan and Security Agreement, dated August 15, 2011, by and between Square 1 Bank and Registrant (incorporated by reference from Exhibit 10.6L to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 14, 2011, File No. 001-35187).

10.7A	Loan and Security Agreement, dated March 22, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7B	First Amendment to Loan and Security Agreement, dated June 6, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7C	Second Amendment to Loan and Security Agreement, dated December 18, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6C to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7D	Consent and Third Amendment to Loan and Security Agreement, dated October 30, 2008, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6D to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7E	Fourth Amendment to Loan and Security Agreement, dated April 14, 2009, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6E to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7F	Consent and Fifth Amendment to Loan and Security Agreement, dated September 29, 2009, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6F to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7G	Sixth Amendment to Loan and Security Agreement, dated April 28, 2010, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6G to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.7H	Seventh Amendment to Loan and Security Agreement, dated December 20, 2010, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (incorporated by reference from Exhibit 10.6H to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.8	Business Loan Agreement, dated November 3, 2008, by and between Automated License Systems, Inc. and Pinnacle National Bank (incorporated by reference from Exhibit 10.7 to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.9#	2002 Stock Option/Stock Issuance Plan, as amended (incorporated by reference from Exhibit 10.9 to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.10#	Form of Stock Option Agreement under 2002 Stock Option/Stock Issuance Plan, as amended (incorporated by reference from Exhibit 10.10 to the Registrant’s Form S-1, filed with the SEC on May 10, 2011, File No. 333-172254).

10.11#	Addendum to Stock Option Agreement under 2002 Stock Option/Stock Issuance Plan (incorporated by reference from Exhibit 10.27 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

Exhibit Number	Exhibit Description

10.12#	Form of Stock Purchase Agreement under 2002 Stock Option/Stock Issuance Plan (incorporated by reference from Exhibit 10.28 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.13#	Addendum to Stock Purchase Agreement under 2002 Stock Option/Stock Issuance Plan (incorporated by reference from Exhibit 10.29 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.14#	Form of Stock Issuance Agreement under 2002 Stock Option/Stock Issuance Plan (incorporated by reference from Exhibit 10.30 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.15#	Addendum to Stock Issuance Agreement under 2002 Stock Option/Stock Issuance Plan (incorporated by reference from Exhibit 10.31 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.16#	2011 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.16 to the Registrant’s Form S-1, filed with the SEC on May 5, 2011, File No. 333-172254).

10.17#	Form of Stock Option Agreement under 2011 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.17 to the Registrant’s Form S-1, filed with the SEC on May 5, 2011, File No. 333-172254).

10.18#	Form of Restricted Stock Agreement under 2011 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.18 to the Registrant’s Form S-1, filed with the SEC on May 5, 2011, File No. 333-172254).

10.19#	Form of Restricted Stock Unit Agreement under 2011 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.19 to the Registrant’s Form S-1, filed with the SEC on May 5, 2011, File No. 333-172254).

10.20#	2011 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 12, 2011, File No. 001-35187).

10.21A#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and David Alberga (incorporated by reference from Exhibit 10.21A to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21B#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Matthew Landa (incorporated by reference from Exhibit 10.21B to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21C#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Scott Mendel (incorporated by reference from Exhibit 10.21C to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21D#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Jon Belmonte (incorporated by reference from Exhibit 10.21D to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21E#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Kourosh Vossoughi (incorporated by reference from Exhibit 10.21E to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21F#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Matthew Ehrlichman (incorporated by reference from Exhibit 10.21F to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

Exhibit Number	Exhibit Description

10.21G#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Sheryl Roland (incorporated by reference from Exhibit 10.21G to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21H#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Thomas Clancy (incorporated by reference from Exhibit 10.21H to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21I#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Bruns H. Grayson (incorporated by reference from Exhibit 10.21I to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21J#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Stephen L. Green (incorporated by reference from Exhibit 10.21J to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21K#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Joseph Levin (incorporated by reference from Exhibit 10.21K to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21L#	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Scott Schultz (incorporated by reference from Exhibit 10.21L to the Registrant’s Form S-1, filed with the SEC on May 20, 2011, File No. 333-172254).

10.21M#	Indemnification Agreement, dated January 19, 2012, by and between the Registrant and Darko Dejanovic (incorporated by reference from Exhibit 10.21M to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

10.21N#	Indemnification Agreement, dated January 9, 2012, by and between the Registrant and Kevin Biggs (incorporated by reference from Exhibit 10.21N to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

10.22A#	Retention Agreement, dated August 17, 2005, by and between the Registrant and David Alberga (incorporated by reference from Exhibit 10.20A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.22B#	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and David Alberga (incorporated by reference from Exhibit 10.20B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.23A#	Retention Agreement, dated August 17, 2005, by and between the Registrant and Jon Belmonte (incorporated by reference from Exhibit 10.21A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.23B#	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Jon Belmonte (incorporated by reference from Exhibit 10.21B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.24A#	Retention Agreement, dated August 17, 2005, by and between the Registrant and Matthew Landa (incorporated by reference from Exhibit 10.22A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.24B#	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Matthew Landa (incorporated by reference from Exhibit 10.22B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.25A#	Retention Agreement, dated August 17, 2005, by and between the Registrant and Kourosh Vossoughi (incorporated by reference from Exhibit 10.23A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

Exhibit Number	Exhibit Description

10.25B#	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Kourosh Vossoughi (incorporated by reference from Exhibit 10.23B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.26A#	Retention Agreement, dated March 8, 2010, by and between the Registrant and Scott Mendel (incorporated by reference from Exhibit 10.24A to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.26B#	Amendment to Retention Agreement, dated March 8, 2010, by and between the Registrant and Scott Mendel (incorporated by reference from Exhibit 10.24B to the Registrant’s Form S-1, filed with the SEC on April 11, 2011, File No. 333-172254).

10.27#	Employment Offer Letter, dated January 5, 2010, by and between Registrant and Scott Mendel (incorporated by reference from Exhibit 10.39 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.28#	Employment Offer Letter, dated March 1, 2007, by and between Registrant and Matthew Ehrlichman, as amended (incorporated by reference from Exhibit 10.40 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.29#	Employment Offer Letter, dated December 4, 2007, by and between Registrant and Sheryl D. Roland (incorporated by reference from Exhibit 10.41 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.30#	Change in Control Agreement, dated July 15, 2010, by and between the Registrant and Sheryl Roland (incorporated by reference from Exhibit 10.42 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

10.31#	Form of Performance Based Restricted Stock Unit Agreement under 2011 Equity Incentive Award Plan (incorporated by reference from Exhibit 10.31 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 14, 2011, File No. 001-35187).

10.32#	Transition Services Agreement, dated November 14, 2011, Jon Belmonte and the Registrant (incorporated by reference from Exhibit 10.32 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 14, 2011, File No. 001-35187).

10.33	Credit Agreement, dated as of December 16, 2011, by and among the Registrant, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager (incorporated by reference from Exhibit 10.33 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2011, File No. 001-35187).

10.34	Security Agreement, dated as of December 16, 2011, by and among the Registrant, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, and Bank of America, N.A., as Administrative Agent (incorporated by reference from Exhibit 10.34 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2011, File No. 001-35187).

10.35	Pledge Agreement, dated as of December 16, 2011, by and among the Registrant, as Borrower and Bank of America, N.A., as Administrative Agent (incorporated by reference from Exhibit 10.35 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2011, File No. 001-35187).

Exhibit Number	Exhibit Description

10.36#	Employment Offer Letter, dated May 4, 2011, by and between Registrant and Darko Dejanovic, as amended (incorporated by reference from Exhibit 10.36 to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

10.37#	Retention Agreement, dated April 29, 2011, by and between the Registrant and Darko Dejanovic (incorporated by reference from Exhibit 10.37 to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

10.38	Office Lease, dated March 30, 2010, between 1600 Market Street Property Trust and StarCite, Inc. (incorporated by reference from Exhibit 10.38 to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

10.39#	Form of Performance Based Exercisability Option Agreement under the 2011 Equity Incentive Plan (incorporated by reference from Exhibit 10.39 to the Registrant’s Form 8-K, filed with the SEC on May 31, 2012, File No. 001-35187).

21.1	Subsidiaries of the Registrant (incorporated by reference from Exhibit 21.1 to the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page of the Registrant’s Form S-1, filed with the SEC on January 20, 2012, File No. 333-179115).

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	Pursuant to applicable securities laws and regulations, we are deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and are not subject to liability under any anti-fraud provisions of the federal securities laws as long as we have made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. Users of this data are advised that, pursuant to Rule 406T, these interactive data files are deemed not filed and otherwise are not subject to liability.
#	Indicates management contract or compensatory plan.
†	Confidential Treatment Request.